Exhibit 99.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 18th day of August, 2008, between The First Marblehead Corporation, a Delaware corporation (the “Corporation”), and Daniel Maxwell Meyers (the “Executive”).

WHEREAS, the Corporation desires to employ the Executive and the Executive desires to be employed by the Corporation on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Employment.  The term of this Agreement shall extend from August 18, 2008 (the “Commencement Date”) through the date of the Executive’s “Date of Separation from Service” as provided in Section 4(g) and shall be referred to herein as the “Term.”

2.                                       Position and Duties.  From the Commencement Date through August 31, 2008, the Executive shall serve as special advisor to the Board of Directors of the Corporation (the “Board”).  Beginning September 1, 2008, subject to any required approvals, the Executive shall serve as the President and Chief Executive Officer of the Corporation, and shall have supervision and control over and responsibility for the day-to-day business and affairs of the Corporation.  During the Term, Executive shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Executive’s position.  The Executive shall devote such working time and efforts to the business and affairs of the Corporation as are reasonably necessary to carry out his duties, initially as special advisor to the Board and subsequently as the Corporation’s Chief Executive Officer.   Notwithstanding the foregoing, the Executive may serve on the boards of directors of other for-profit companies, or engage in religious, charitable or other community activities, and may attend to his personal investment activities, as long as such services and activities do not materially interfere with the Executive’s performance of his duties to the Corporation as provided in this Agreement; provided that, the Executive shall notify the Compensation Committee of the Board (the “Compensation Committee”) of his current or future service as a member of any board of directors of any companies, businesses or organizations and shall obtain the prior approval of the Compensation Committee before serving as a member of the board of directors of any other publicly–traded company.

3.                                       Compensation and Related Matters.

(a)                            Base Salary.  The Executive’s initial annual base salary shall be $1.00 per year, provided that the Corporation will accrue an amount at the rate of $1,000,000 per fiscal year, without interest (which amount shall be prorated for the Corporation’s 2009 fiscal year to reflect the portion of such fiscal year that the Executive was employed by the Corporation)(the “Accrued Compensation”).  Subject to the next sentence of this Section (3)(a), the Accrued Compensation will be paid to the Executive on the earlier of (x) such date that the Compensation Committee, in its sole discretion, determines that all or a portion of such Accrued Compensation will be paid (provided that such payment may only be made if it would not be in violation of Section 409A (as defined below), or (y) at such time that that the Corporation first generates for a fiscal year (after taking into account accrual and payment of the Accrued Compensation) (i) positive cash flow from operations, and (ii) profit from operations (the financial results set forth in subsections (i) and (ii) are collectively referred to herein as the “Targeted Financial Results”), and will be considered earned by the Executive on the date that it is payable as provided herein.  Accrued Compensation paid to the Executive pursuant to Subsection 3(a)(y) above will be paid on the fifth business days following the date that the Corporation publicly announces its financial results for the fiscal year reflecting achievement of such Targeted Financial Results, provided that the Executive continues to be employed by the Corporation on such date.  Executive will be entitled to receive a base salary at the rate of $1,000,000 per fiscal year effective as of the first day of the fiscal year in which the Accrued Compensation is payable to the Executive pursuant to Subsection 3(a)(x) above, it being understood that such amount will be paid to the Executive in periodic installments in accordance with the Corporation’s customary payroll practices.  The base salary in effect at any given time is referred to herein as the “Base Salary.”  Any additional changes to the Base Salary shall be reasonably acceptable to the Executive and the Compensation Committee.

(b)                           Incentive Compensation.  The Executive shall be eligible to receive annual cash incentive compensation as determined by the Compensation Committee, in its sole discretion, from time to time provided that reasonable annual targets for such bonuses are met.

(c)                            Expenses.  The Corporation will reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of the Executive’s duties described in this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Corporation from time to time.  All such reimbursements shall be paid no later than thirty (30) days from the date the Executive submits the vouchers, invoices or receipts relating to such expenses.

(d)                           Other Benefits.  During the Term, the Executive shall be entitled to continue to participate in or receive benefits under all of the Corporation’s Employee Benefit Plans in effect on the date hereof; with the exception of the Corporation’s employee stock purchase plan.   As used herein, the term “Employee Benefit Plans” includes, without limitation, each pension and retirement plan; supplemental pension, retirement and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Corporation on the date hereof for employees of the same status within the hierarchy of the Corporation.  During the Term, the Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, currently or in the future, be made available by the Corporation to its executives and key management employees (collectively, the “Executive Plans”), subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement.

(e)                            Stock Options.   On or prior to the Commencement Date, the Corporation will grant to the Executive stock options (collectively, the “Stock Options”) to purchase (a) 2,000,000 shares of the Corporation’s Common Stock, $.01 par value per share (the “Common Stock”), at an exercise price (the “Exercise Price”) of $6.00 per share (the “$6.00

Stock Options”), (b) 2,000,000 shares of Common Stock at $12.00 per share (the “$12.00 Stock Options”), and (c) 2,000,000 of Common Stock at $16.00 per share (the “$16.00 Stock Options”).  The $6.00  Stock Options will vest and become exercisable as to 25% of the shares subject to such Stock Option on each of the first, second, third and fourth anniversaries of the date of grant.  The $12.00 Stock Options and the $16.00 Stock Options will vest and become exercisable in full 90 days after the date of grant.  In addition the $6.00 Stock Options will vest and become fully exercisable (i) if the closing sale price of the Common Stock on the New York Stock Exchange (or such other exchange on which the Common Stock is then traded) is at least $12.00 for a period of five consecutive trading days (assuming the trading on each such day is not less than 90% of the average daily trading volume for the three months prior to such five day period) or (ii) in the event of the Executive’s death or termination as a result of Disability (as defined in Section 4(b) below).  In addition, the $6.00 Stock Options may be exercised subsequent to the date that is 90 days after the date of grant of the $6.00 Stock Options and prior to vesting, provided that any shares of Common Stock issued on exercise pursuant to this sentence will be held in escrow by the Corporation until such time that the shares vest in accordance with the schedule set forth above.  Each Stock Option shall have a ten year term.  The details of the vesting schedule and the other terms of these Stock Options will be set forth in formal stock option agreements, forms of which are attached hereto as Exhibit A, such forms being reasonably satisfactory to the Corporation and the Executive.  These Stock Options will not be granted under the Corporation’s Incentive Plan or any incentive plan currently in place at the Corporation.  The Corporation shall file a Registration Statement on Form S-8 with respect to the shares of Common Stock issuable upon exercise of the Stock Options as soon as practicable but in no event later than 20 business days after the date of grant.  The failure of the Corporation to use commercially reasonable best efforts to register the shares within 90 business days after the date of grant shall be deemed to be a material breach of this Agreement.

4.                                       Separation from Service.

(a)                            Death.  The Executive’s employment hereunder shall terminate upon his death.

(b)                           Disability.  The Corporation may terminate the Executive’s employment if he is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.  If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may submit to the Corporation a certification in reasonable detail by a physician reasonably and mutually acceptable to the Executive or the Executive’s guardian, on the one hand, and the Corporation on the other, as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  Nothing in this Section 4(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c)                            Separation from Service by the Corporation for Cause.  At any time during the Term, the Corporation may terminate the Executive’s employment hereunder for Cause if at a meeting of the Board called and held for such purpose, the Board (acting by majority vote of those voting) determines in good faith that the Executive is guilty of conduct that constitutes “Cause” as defined herein.  For purposes of this Agreement, “Cause” shall mean:  (i) the willful failure by the Executive to perform his duties hereunder which has continued for more than 30 days following written notice of such non-performance from the Board and which failure to perform has had a materially adverse effect on the financial condition of the Corporation, (ii) any act of dishonesty, intentional fraud or willful misconduct on the part of the Executive in the performance of his duties hereunder, or (iii) the Executive’s conviction of a felony involving moral turpitude.  For purposes of clause (i) hereof, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive without reasonable belief that the Executive’s act or failure to act, was in the best interest of the Corporation.

(d)                           Separation from Service by the Corporation without Cause.  At any time during the Term, the Corporation may terminate the Executive’s employment hereunder without Cause.  Any Separation from Service by the Corporation of the Executive’s employment under this Agreement which does not constitute a Separation from Service for Cause under Section 4(c) and does not result from the death or Disability of the Executive under Section 4(a) or (b) shall be deemed a Separation from Service without Cause.

(e)                            Separation from Service by the Executive.  At any time during the Term, the Executive may terminate his employment hereunder for any reason, including but not limited to Good Reason.  For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events:  (i) a material diminution in the Executive’s responsibilities, authority or duties; (ii) a material diminution in the Executive’s Base Salary without the Executive’s prior written consent; (iii) a material change in the geographic location at which the Executive provides services to the Corporation without the Executive’s prior written consent; or (iv) the material breach of this Agreement by the Corporation.  “Good Reason Process” shall mean that (i) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Executive notifies the Corporation in writing of the occurrence of the Good Reason condition within 60 days of the occurrence of such condition; (iii) the Executive cooperates in good faith with the Corporation’s efforts, for a period of 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within 60 days after the end of the Cure Period.  If the Corporation cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f)                              Notice of Separation from Service.  Except for Separation from Service as specified in Section 4(a), any Separation from Service of the Executive’s employment by the Corporation or any such Separation from Service by the Executive shall be communicated by written Notice of Separation from Service to the other party hereto.  For purposes of this Agreement, a “Notice of Separation from Service” shall mean a notice which shall indicate the specific Separation from Service provision in this Agreement relied upon.

(g)                           Date of Separation from Service.  “Date of Separation from Service” shall mean:  (i) if the Executive’s employment is terminated by his death, the date of his death; (ii) if the Executive’s employment is terminated on account of Disability under Section 4(b) or by the Corporation for Cause under Section 4(c), the date on which Notice of Separation from Service is given; (iii) if the Executive’s employment is terminated by the Corporation under Section 4(d) without Cause, 30 days after the date on which a Notice of Separation from Service is given; (iv) if the Executive’s employment is terminated by the Executive under Section 4(e) without Good Reason, 30 days after the date on which a Notice of Separation from Service is given, and (v) if the Executive’s employment is terminated by the Executive under Section 4(e) with Good Reason, the date on which a Notice of Separation from Service is given after the end of the Cure Period.

5.                                       Compensation upon Separation from Service.

(a)                            Separation from Service Generally.  If the Executive’s employment with the Corporation is terminated for any reason during the Term, the Corporation shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid Base Salary, any earned but unpaid Accrued Compensation for any completed fiscal year, incentive compensation earned but not yet paid, unpaid expense reimbursements, and any vested benefits the Executive may have under any employee benefit plan of the Corporation (collectively, the “Accrued Benefit”) within 30 days of the Executive’s Date of Separation from Service.

(b)                           Separation from Service by the Corporation without Cause or by the Executive with Good Reason.  If the Executive’s employment is terminated by the Corporation without Cause as provided in Section 4(d), or the Executive terminates his employment for Good Reason as provided in Section 4(e) and the Executive enters into a binding general release of claims in favor of the Corporation (“General Release”) within 30 days following the Date of Separation from Service, then the Corporation shall, through the Date of Separation from Service, pay the Executive his Accrued Benefit on the thirty-first (31st) day following the Date of Separation from Service; provided, however, that regardless as to whether the Executive signs a General Release, he shall be entitled to any portion of the Accrued Benefit that may not be waived under applicable law.  In addition:

(i)                                     if during the fiscal year in which the termination pursuant to this Section 5(b) occurs, the Corporation has achieved Quarterly Targeted Financial Results (as defined below), then the Corporation shall pay the Executive, in a lump sum on the thirty-first (31st) day following the Date of Separation from Service, or as otherwise set forth in Section 6, an amount equal to (i) $1,000,000, plus (ii) Accrued Compensation, if any, that has not been earned pursuant to Section 3(a) above.  Quarterly Targeted Financial Results means for such fiscal quarter in the fiscal year during which the termination occurs or, if more than one fiscal quarter has elapsed during such year, for such quarter individually or cumulatively for the completed fiscal quarters in such fiscal year,  in each case after taking into account accrual and payment of Accrued Compensation (i) positive cash flows from operations and (ii) profit from operations;

(ii)                                  notwithstanding anything to the contrary in any option agreement or stock-based award agreement, all stock options and other stock-based awards held by the Executive shall immediately accelerate and become fully exercisable or nonforfeitable on the date the General Release becomes binding upon the Executive;

(iii)                               subject to the Executive’s co-payment of premium amounts at the active employees’ rate, the Executive may continue to participate in the Corporation’s group health, dental and vision program for 18 months; provided, however, that the continuation of health benefits under this Section 5(b)(iii) shall reduce and count against the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); and

(iv)                              the Corporation shall pay the Executive $1,000,000 in a lump sum on the thirty-first (31st) day following the Date of Separation from Service or as otherwise set forth in Section 6.

6.                                       Section 409A.

(a)                            Subject to this Section 6, payments or benefits under Section 5 of this Agreement shall begin only upon the date of your “Separation from Service” (determined as set forth in Section 6(c)) which occurs on or after the Date of Separation from Service (as defined in Section 4(g).  It is intended that each installment of the payments and benefits provided under Section 5 of this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code and the guidance issued thereunder (“Section 409A”).  Neither the Corporation nor the Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(b)                           Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s Separation from Service, the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then:

(i)                                     Each installment of the payments and benefits due under Section 5 of this Agreement that, in accordance with the dates and terms set forth therein, will in all circumstances, regardless of when the Separation from Service occurs, be paid within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A.  For purposes of this Agreement, the “Short-Term Deferral Period” means the period ending on the later of the 15th day of the third month following the end of your tax year in which the Separation from Service occurs and the 15th day of the third month following the end of the Corporation’s tax year in which the Separation from Service occurs; and

(ii)                                  Each installment of the payments and benefits due under Section 5 of this Agreement that is not described in Section 6(b)(i) above and that would, absent this subsection, be paid within the six-month period following your Separation from Service (as defined in Section 6(d)) from the Corporation shall not be paid until the date that is six months and one day after such Separation from Service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your Separation from Service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth in the Letter Agreement; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments and benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary Separation from Service).  Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) shall be paid at the time at the time and in the manner set forth above, and, in accordance with Treasury Regulation Section 1.409A-1(b)(9)(iii), and must be paid no later than the last day of your second taxable year following his taxable year in which the Separation from Service occurs.

(iii)                               Any delayed cash payment shall earn interest at an annual rate equal to the applicable federal short-term rate published by the Internal Revenue Service for the month in which the Date of Separation from Service occurs, from such Date of Separation from Service until the payment.

(c)                            The determination of whether and when a Separation from Service has occurred shall be made in a manner consistent with, and in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d)                           All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A.

(e)                            The Corporation agrees to consider in good faith requests by the Employees to restructure future payments and benefits in such a manner that no additional 20% tax imposed by Section 409A shall be due.

7.                                       Confidential Information.

(a)                            Confidential Information.  As used in this Agreement, “Confidential Information” means information belonging to the Corporation which is of value to the Corporation in the course of conducting its business.  Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporation.   Notwithstanding the foregoing, Confidential Information does not include any information in the public domain, unless due to breach of the Executive’s duties under Section 7(b) or any information in the Executive’s possession prior to the Commencement Date, regardless of its source.

(b)                           Confidentiality.  The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive and the Corporation with respect to all Confidential Information.  At all times, both during the Executive’s employment with the Corporation and after his Separation from Service, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Corporation, except as may be necessary in the ordinary course of performing the Executive’s duties to the Corporation.

(c)                            Documents, Records, etc.  All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Corporation or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Corporation.  In any event, the Executive will return all such materials and property immediately upon Separation from Service of the Executive’s employment for any reason.

(d)                           Third Parties.  The Executive agrees that his obligation not to disclose or to use information of the type set forth in Section 7(a) above, and his obligation to return materials and tangible property, set forth in Section 7(c) above, also extends to such types of information, materials and tangible property of customers of the Corporation of other third parties who may have disclosed or entrusted the same to the Corporation or to the Executive.

(e)                            Developments, etc.

(i)                                     The Executive will make full and prompt disclosure to the Corporation of all improvements, discoveries, methods, processes, developments, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Corporation, whether or not during normal working hours or on the premises of the Corporation (all of which are collectively referred to in this Agreement as “Developments”).

(ii)                                  The Executive agrees to assign and does hereby assign to the Corporation (or any person or entity designated by the Corporation) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications, if any.  However, this paragraph (e)(ii) shall not apply to Developments which do not relate to the business or development conducted or planned to be conducted by the Corporation at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Executive not during normal working hours, not on the Corporation’s premises and not using the Corporation’s tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Corporation agrees falls within such classes.

(iii)                               The Executive agrees to cooperate fully with the Corporation, both during and after his employment with the Corporation, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers which the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive further agrees that if the Corporation is unable, after reasonable effort, to secure the signature of the Executive on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Corporation as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

8.                                       Non-solicitation.  While the Executive is employed by the Corporation and for a period of one year after the termination of such employment for any reason, the Executive will not directly or indirectly either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Corporation to leave the employ of the Corporation, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, or hire or engage as an independent contractor, any person who was employed by the Corporation at any time during the term of the Employee’s employment with the Corporation; provided, that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Corporation has been terminated for a period of six months or longer.  Notwithstanding the foregoing, if Executive wishes to solicit any such Employee, he may seek consent for such solicitation from the Compensation Committee of the Board, which consent will not be unreasonably withheld and, if given, must be in writing.

9.                                       Prior Agreements.  The Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Corporation, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party.  The Executive further represents that his performance of all the terms of this letter and the performance of his duties as an employee of the Corporation does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Corporation and that the Executive will not disclose to the Corporation or induce the Corporation to use any confidential or proprietary information, knowledge or material belonging to any previous employer or others.

10.                                 Arbitration of Disputes..  Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or Separation from Service of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.  In the event that any person or entity other than the Executive or the Corporation may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

11.                                 Consent to Jurisdiction.  To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.  Accordingly, with respect to any such court action, the parties hereto (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

12.                                 Integration.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

13.                                 Tax Matters.

(a)                            Withholding.  All payments made by the Corporation to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Corporation under applicable law.

(b)                           Tax Gross-Up.

(i)                                     Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Payments”), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax, any Federal, state and local income tax, employment tax and Excise Tax upon the payment provided by this subsection, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Payments.

(ii)                                  Subject to the provisions of Section 12(b)(iii), all determinations required to be made under this Section 12, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Corporation’s independent certified public accounting firm (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the date of the closing of the change in ownership or control of the Corporation (as determined under Section 280G of the Code, and referred to herein as the “Closing Date”), if applicable, or at such other time as is reasonably requested by the Corporation or the Executive.  For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Closing Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.  The initial Gross-Up Payment, if any, as determined pursuant to this Section 12(b)(ii), shall be paid to the Executive on the fifth day after the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment will not have been made by the Corporation that should have been made or that a Gross-Up Payment of an insufficient amount will have been made (each, an “Underpayment”).  In the event that the Corporation exhausts its remedies pursuant to Section 12(b)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and the Corporation shall make a Gross-Up Payment or an additional Gross-Up Payment, as the case may be, to or for the benefit of the Executive such that the net amount retained by the Executive, after deduction of any Federal, state and local income tax, employment tax and Excise Tax upon the payment provided by this subsection, and any interest and/or penalties assessed with respect to such Underpayment or in connection with the proceedings described in Section 12(b)(iii), shall be equal to the amount of the Payments.

(iii)                               The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-up Payment.  Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(A)                              give the Corporation any information reasonably requested by the Corporation relating to such claim,

(B)                                take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Corporation,

(C)                                cooperate with the Corporation in good faith in order effectively to contest such claim, and

(D)                               permit the Corporation to participate in any proceedings relating to such claim; provided, however that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such contest and payment of costs and expenses.  Without limitation of the foregoing provisions of this Section 12(b)(iii), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension by the Corporation of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due shall be limited solely to such contested amount.  Furthermore, the Corporation’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

(iv)                              If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 12(b)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation’s complying with the requirements of Section 12(b)(iii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).  If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 12(b)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

14.                                 Successor to the Executive.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees.  In the event of the Executive’s death after his Separation from Service but prior to the completion by the Corporation of all payments due him under this Agreement, the Corporation shall continue such payments to the Executive’s beneficiary designated in writing to the Corporation prior to his death (or to his estate, if the Executive fails to make such designation).

15.                                 Enforceability.  If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

16.                                 Waiver.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

17.                                 Indemnification.  The Corporation shall fully indemnify the Executive in accordance with the provisions of its certificate of incorporation and bylaws and those of its subsidiaries.  In addition, on or prior to the Commencement Date, the Corporation shall enter into an Indemnification Agreement with the Executive in the form attached hereto as Exhibit B.

18.                                 Legal and Other Expenses.  The Corporation agrees to pay the Executive’s reasonable and documented legal, accounting and other costs and expenses in connection with negotiation of his employment arrangements with the Corporation up to a maximum of $65,000.

19.                                 Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Corporation or, in the case of the Corporation, at its main offices, attention of the Board.

20.                                 Amendment.  This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Corporation.

21.                                 Governing Law.  This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth.  With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

22.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

23.                                 Successor to Corporation.  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation expressly to assume and agree to perform this Agreement to the same extent that the Corporation would be required to perform it if no succession had taken place.  Failure of the Corporation to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

24.                                 Gender Neutral.  Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

- SIGNATURE PAGE FOLLOWS -

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ William R. Berkley
William R. Berkley Lead Director

/s/ Daniel Maxwell Meyers
Daniel Maxwell Meyers

EXHIBIT A

[FORMS OF STOCK OPTION AGREEMENTS]

EXHIBIT B

[FORM OF INDEMNIFICATION AGREEMENT]